EXHIBIT 5

                                       212-859-8076
                                  (FAX:  212-859-8587)
December __, 1996


Department 56, Inc.
One Village Place
6436 City West Parkway
Eden Prairie, MN 55344

Ladies and Gentlemen:

          We have acted as special counsel to Department 56, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") covering an aggregate of 2,279,952 shares of common stock, par value $.01 per share (the "Common Shares"), to be offered for sale by certain stockholders of the Company.

          We have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinions, we have relied upon certificates or statements of public officials and officers or representatives of the Company and of others.

          Based upon the foregoing, we are of the opinion that the Common Shares are validly issued, fully paid and nonassessable.

          This opinion is limited to the General Corporation Law of the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinion" in the prospectus.
In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                         Very truly yours,

                         FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                         By:  /s/ Lois Herzeca
                             ----------------------------------
                              Lois Herzeca